EXHIBIT 23.1 (b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration on Form S-8 of our reports dated August 3, 1993 appearing on pages 7 and 32 of the Current Report on Form 8-K of Tyco International Ltd. dated January 10, 1995.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 27, 1995